Exhibit 99.1

November 8, 2024

COMPANY CONTACT
FutureFuel Corp.
Roeland Polet
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases Third Quarter 2024 Results

Reports Net Loss of $1.2 Million or $0.03 per Diluted Share, and Adjusted EBITDA of $(1.0) Million

CLAYTON, Mo. (November 8, 2024) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the third quarter ended September 30, 2024.

Third quarter 2024 Financial Highlights (all comparisons are with the third quarter of 2023)

●	Revenues were $51.1 million, a decrease of 56% or $65.6 million compared to $116.8 million.
●	Net loss was $1.2 million, or $0.03 per diluted share, down from a net income of $2.8 million, or $0.06 per diluted share.
●	Adjusted EBITDA(1) was $(1.0) million, down from $9.7 million.

Nine months 2024 Financial Highlights (all comparisons are with the first nine months of 2023)

●	Revenues were $181.8 million, a decrease of 34% or $94.4 million compared to $276.2 million.
●	Net income was $12.7 million, or $0.29 per diluted share, down from $14.0 million, or $0.32 per diluted share.
●	Adjusted EBITDA(1) was $13.0 million, down from $18.2 million.

(1)  A non-GAAP financial measure.  See “Non-GAAP Financial Measures” for a description of the measure and a reconciliation to the applicable GAAP measure.

“In the third quarter we continued to see a market-driven slowdown in our chemical segment with increased margin pressure driven by sluggish demand in our end-use markets.  Our biodiesel segment has also experienced increased margin pressure, leading to margin and RIN pricing contraction.  We anticipate that some of this pressure and market uncertainty will turn once there is more clarity around the IRA 45Z or Clean Fuel Production Credit, which takes effect January 1, 2025.  (See Note 2 to our consolidated financial statements for more detail.)

"Also impacting the latter half of the quarter was an unplanned outage of the infrastructure supporting our biodiesel plant which reduced production.  This issue was resolved before the close of the quarter and production has returned to normal rates.

"It is encouraging within the chemical segment, to see robust activities continuing with key customers on future business development programs as we invest to support future growth,” said Roeland Polet, Chief Executive Officer for FutureFuel Corp.

2024 Cash Dividends

FutureFuel paid a regular quarterly cash dividend in the third quarter in the amount of $0.06 per share on our common stock. The remaining 2024 quarterly dividend of $0.06 per share will be paid in December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures (see “Non-GAAP Financial Measures” for additional information), include all dollar amounts in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended September 30,
			Dollar	%
	2024	2023	Change	Change
Revenue	$51,140	$116,752	$(65,612)	(56)%
(Loss) income from operations	$(2,888)	$297	$(3,185)	na
Net (loss) income	$(1,195)	$2,776	$(3,971)	na
(Loss) earnings per common share:
Basic	$(0.03)	$0.06	$(0.09)	na
Diluted	$(0.03)	$0.06	$(0.09)	na
Adjusted EBITDA	$(973)	$9,659	$(10,632)	na

	Nine Months Ended September 30,
			Dollar	%
	2024	2023	Change	Change
Revenue	$181,830	$276,241	$(94,411)	(34)%
Income from operations	$4,761	$6,965	$(2,204)	(32)%
Net income	$12,706	$13,998	$(1,292)	(9)%
Earnings per common share:
Basic	$0.29	$0.32	$(0.03)	(9)%
Diluted	$0.29	$0.32	$(0.03)	(9)%
Adjusted EBITDA	$13,042	$18,230	$(5,188)	(28)%

Financial and Business Summary

Consolidated revenue in the three months ended September 30, 2024 decreased $65,612 compared to the three months ended September 30, 2023. This decline was driven mostly by lower sales volumes in the biofuel segment of $41,015. Production issues, primarily stemming from delays by equipment suppliers that created an extended service utility downtime, prevented us from building the biodiesel inventories we would typically have available to sell in the three months ended September 30, 2024. Also reducing sales revenue in the three-month period, were lower prices in the biofuel segment of $24,678 due to a decline in renewable fuel and RIN prices with market supply in excess of the Environmental Protection Agency (“EPA”) Renewable Identification Number (“RIN”) mandate. In our chemical segment, sales revenue increased $81 for the three months ended September 30, 2024, compared to the prior-year period, due primarily to stronger sales volumes in the coatings market $1,457, but was mostly offset by reduced chemical sales prices, $1,376, from chemicals sold into the agricultural and energy markets.

Consolidated revenue in the nine months ended September 30, 2024 decreased $94,411 compared to the nine months ended September 30, 2023. As noted above, this decline was driven mostly by lower sales volumes in the biofuel segment of $48,590 as production issues in the first three months of the year related to harsh winter weather and the production issues noted above in the three months ended September 30, 2024, prevented us from building the biodiesel inventories we would typically have available to sell during the current period.  Also reducing sales revenue in the nine-month period were lower prices in the biofuel segment of $42,560 due to a decline in renewable fuel and RIN prices with market supply in excess of the EPA RIN mandate. In our chemical segment, sales revenue declined a net $3,261 ($5,382 on reduced prices on chemicals sold into the agricultural and energy markets partially offset by increased volumes in the energy market, $2,121), compared to the prior-year period.

Income from operations in the three months ended September 30, 2024 decreased $3,185 as compared to the same period of 2023, due primarily to lower sales prices in the chemical agricultural and energy markets and reduced throughput of biofuel segment volumes primarily due to the issues noted above.

Income from operations in the nine months ended September 30, 2024 decreased $2,204 as compared to the same period of 2023, primarily due to: (i) a reduction of RIN sales in the current nine-month period and (ii) the change in the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment increased gross profit by $2,885 in the nine months ended September 30, 2024, as compared to an increase of $6,023 in the same period of 2023.  Income from operations was negatively impacted by the change in the activity of derivative instruments with a realized loss of $354 and unrealized loss of $1,696 in the nine months ended September 30, 2024, as compared to a realized gain of $9,437 and unrealized gain of $3,259 in the same period of 2023.  Gross profit was also negatively impacted in the nine-month period ended September 30, 2024, by higher costs resulting from the impact of extreme winter weather and the production issues noted above.

Capital Expenditures

Capital expenditures were $10,605 in the first nine months of 2024, compared with $4,994 in the same period in 2023.

Cash and Cash Equivalents

Cash and cash equivalents totaled $133,398 as of September 30, 2024, compared with $219,444 as of December 31, 2023. A special cash dividend of $2.50 per common share was paid April 9, 2024 which totaled $109,408.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report, as amended for the year ended December 31, 2023 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, non-cash gains or losses on derivative instruments, and other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and non-cash gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$133,398	$219,444
Accounts receivable, inclusive of the blenders' tax credit of $3,964 and $11,381, respectively and net of allowances for expected credit losses of $136 and $55, respectively	15,967	28,407
Inventory, net	24,878	32,978
Other current assets	1,994	9,717
Total current assets	176,237	290,546
Property, plant and equipment, net	76,815	72,711
Other assets	3,414	3,824
Total noncurrent assets	80,229	76,535
Total Assets	$256,466	$367,081
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $890, respectively	$11,711	$22,220
Dividends payable	2,626	10,503
Other current liabilities	15,314	8,621
Total current liabilities	29,651	41,344
Deferred revenue – long-term	9,593	12,570
Other noncurrent liabilities	3,931	3,287
Total noncurrent liabilities	13,524	15,857
Total liabilities	43,175	57,201
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243 shares issued and outstanding as of September 30, 2024 and December 31, 2023	4	4
Additional paid in capital	204,911	282,489
Retained earnings	8,376	27,387
Total Stockholders’ Equity	213,291	309,880
Total Liabilities and Stockholders’ Equity	$256,466	$367,081

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$51,140	$116,752	$181,830	$276,241
Cost of goods sold and distribution	50,757	112,882	167,783	259,340
Gross profit	383	3,870	14,047	16,901
Selling, general, and administrative expenses	2,290	2,410	6,483	6,694
Research and development expenses	981	1,163	2,803	3,242
Total operating expenses	3,271	3,573	9,286	9,936
(Loss) income from operations	(2,888)	297	4,761	6,965
Interest and dividend income	1,830	2,527	6,151	6,595
Gain on marketable securities	-	-	-	575
Other (expense) income, net	(140)	(36)	2,429	(103)
Other income, net	1,690	2,491	8,580	7,067
(Loss) income before income taxes	(1,198)	2,788	13,341	14,032
Income tax (benefit) provision	(3)	12	635	34
Net (loss) income	$(1,195)	$2,776	$12,706	$13,998

(Loss) earnings per common share
Basic	$(0.03)	$0.06	$0.29	$0.32
Diluted	$(0.03)	$0.06	$0.29	$0.32
Weighted average shares outstanding
Basic	43,763,243	43,763,243	43,763,243	43,763,243
Diluted	43,763,243	43,765,709	43,763,243	43,765,163

Comprehensive (loss) income
Net (loss) income	$(1,195)	$2,776	$12,706	$13,998
Other comprehensive income from unrealized net gains on available-for-sale securities	-	-	-	2
Income tax effect	-	-	-	(1)
Total other comprehensive income, net of tax	-	-	-	1
Comprehensive (loss) income	$(1,195)	$2,776	$12,706	$13,999

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$12,706	$13,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,923	7,736
Amortization of deferred financing costs	77	75
Provision for deferred income taxes	618	-
Change in fair value of equity securities	-	(3,117)
Change in fair value of derivative instruments	1,439	3,523
Loss on the sale of investments	-	2,543
Stock based compensation	113	-
Loss on disposal of property, plant, and equipment	24	8
Noncash interest expense	26	26
Changes in operating assets and liabilities:
Accounts receivable	12,439	(3,295)
Accounts receivable – related parties	1	6
Inventory	8,100	(149)
Income tax receivable	1,940	32
Prepaid expenses	3,382	2,700
Other assets	872	963
Accounts payable	(11,043)	(14,910)
Accounts payable – related parties	82	(800)
Income tax payable	359	-
Accrued expenses and other current liabilities	6,062	(404)
Deferred revenue	(2,705)	(2,030)
Other noncurrent liabilities	-	1,553
Net cash provided by operating activities	41,415	8,458
Cash flows from investing activities
Collateralization of derivative instruments	423	(2,991)
Proceeds from the sale of marketable securities	-	37,701
Proceeds from the sale of property and equipment	6	-
Capital expenditures	(10,605)	(4,994)
Net cash (used in) provided by investing activities	(10,176)	29,716
Cash flows from financing activities
Payment of dividends	(117,285)	(7,877)
Deferred financing costs	-	(14)
Net cash used in financing activities	(117,285)	(7,891)
Net change in cash and cash equivalents	(86,046)	30,283
Cash and cash equivalents at beginning of period	219,444	175,640
Cash and cash equivalents at end of period	$133,398	$205,923

Noncash capital expenditures	$452	$518

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net (loss) income	$(1,195)	$2,776	$12,706	$13,998
Depreciation	2,163	2,581	6,923	7,736
Non-cash stock-based compensation	91	-	113	-
Interest and dividend income	(1,830)	(2,527)	(6,151)	(6,595)
Non-cash interest expense and amortization of deferred financing costs	34	35	103	102
Loss on disposal of property and equipment	24	-	24	8
Unrealized (gain) loss on derivative instruments	(257)	6,782	1,439	3,523
Gain on marketable securities	-	-	-	(575)
Other income	-	-	(2,750)	(1)
Income tax (benefit) provision	(3)	12	635	34
Adjusted EBITDA	$(973)	$9,659	$13,042	$18,230

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Nine Months Ended
	September 30,
	2024	2023
Net cash provided by operating activities	$41,415	$8,458
Deferred income taxes, net	(618)	-
Interest and dividend income	(6,151)	(6,595)
Income tax provision	635	34
Changes in operating assets and liabilities, net	(19,489)	16,334
Other income	(2,750)	(1)
Adjusted EBITDA	$13,042	$18,230

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue
Custom chemicals	$15,323	$14,454	$46,333	$46,650
Performance chemicals	2,605	3,393	8,890	11,834
Chemical revenue	17,928	17,847	55,223	58,484
Biofuel revenue	33,212	98,905	126,607	217,757
Total Revenue	$51,140	$116,752	$181,830	$276,241

Segment gross profit (loss)
Chemical	$3,407	$6,878	$12,105	$21,917
Biofuel	(3,024)	(3,008)	1,942	(5,016)
Total gross profit	$383	$3,870	$14,047	$16,901

As of September 30, 2024, FutureFuel held 5.0 million RINs with a fair market value of $2,556 and no cost. Comparatively, at September 30, 2023, FutureFuel held 4.2 million RINs with a fair market value of $6,971 and no cost.